Exhibit 4.1
FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of June 26, 2024, is by and among AVANOS MEDICAL, INC., a Delaware corporation (the “Borrower”), THE LENDERS PARTY HERETO and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity “Agent”).

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Agent entered into that certain Credit Agreement dated as of June 24, 2022 (as amended and in effect immediately prior to the effectiveness of this First Amendment, the “Credit Agreement”; the Credit Agreement, as amended by this First Amendment, the “Amended Credit Agreement”);

WHEREAS, the Agent, the Required Lenders and the Borrower seek to modify certain terms and provisions of the Credit Agreement as set forth herein; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1. Definitions. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Amended Credit Agreement.

Section 2. Specific Amendment to Credit Agreement. Section 7.05(j) of the Credit Agreement is hereby restated in its entirety as follows:

(j) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower; provided that the aggregate Restricted Payments made under this Section 7.05(j) do not exceed (i) repurchases, redemptions and acquisitions to be made pursuant to the stock redemption program that was commenced prior to the Closing Date plus (ii) $75,000,000 during the term of this Agreement;

Section 3. Conditions Precedent. The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions (the date such conditions are satisfied is referred to herein as the “First Amendment Effective Date”):

(a) Receipt by the Agent of counterparts of this First Amendment duly executed by the Borrower and Required Lenders;

(b) Payment of all reasonable fees, costs and expenses of the Agent invoiced at least one Business Day prior to the First Amendment Effective Date including, without limitation, the fees and expenses set forth in Section 7 hereof.

Section 4. Representations. The Borrower represents and warrants to the Agent and the Lenders party hereto that:
(a) Authorization. The Borrower has full power, authority and legal right to make, deliver and perform all of its respective obligations hereunder and under the Amended Credit Agreement, and to enter into this First Amendment. This First Amendment has been duly executed and delivered on behalf of the Borrower. The Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.

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(b) Compliance with Laws, etc. The execution and delivery by the Borrower of this First Amendment and performance by each Loan Party of the Amended Credit Agreement do not (i) contravene the terms of any such Person’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Amended Credit Agreement) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party or (iii) violate any material Law; except with respect to any conflict, breach, violation or contravention referred to in clause (ii) or (iii), to the extent that such conflict, breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this First Amendment.

Section 5. Reaffirmation of Representations; Liens and Obligations of Loan Parties. Without limiting Section 4 hereof, the Borrower hereby (i) certifies that as of the date hereof, the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), (ii) ratifies and reaffirms the Liens granted to the Agent for the benefit of the Lenders under the Amended Credit Agreement and each other Loan Document and confirms and agrees that such Liens hereafter secure all of the Obligations and (iii) acknowledges and reaffirms its Obligations and its continuing obligations owing to the Agent and the Lenders under each of the Loan Documents including, without limitation, the Security Agreement. By executing this First Amendment, the Borrower hereby acknowledges, consents and agrees that all of the Loan Parties’ obligations and liabilities under the Guaranty contained in the Amended Credit Agreement, contingent or otherwise, remain in full force and effect, and that the execution and delivery of this First Amendment shall not alter, amend, reduce or modify its obligations and liability under the Guaranty or any of the other Loan Documents to which it is a party except as expressly set forth herein.

Section 6. Certain References; Effect.

(a) Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement. This First Amendment shall be deemed to be a “Loan Document” under the Amended Credit Agreement.

(b) Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The Amended Credit Agreement is hereby ratified and confirmed in all respects. The Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. The consent, acknowledgment and amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 7. Fees and Expenses. The Borrower shall reimburse the Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation, and execution of this First Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Entire Agreement. This First Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This First Amendment represents the final agreement among the

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parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

Section 9. Benefits. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 11. Effect. Nothing in this First Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Agent or the Lenders under the Amended Credit Agreement or any other Loan Document.

Section 12. Counterparts. Delivery of an executed counterpart of a signature page of this First Amendment that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further that, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

Borrower:

AVANOS MEDICAL, INC.

By: /s/ JASON PICKETT
Name: Jason Pickett
Title: Vice President, Tax and Treasurer

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JPMORGAN CHASE BANK, N.A., as Agent and a Lender

By: /s/ HELEN D. DAVIS
Name: Helen D. Davis
Title: Authorized Signer

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MUFG BANK, LTD., as a Lender

By: /s/ DOMINIC YUNG
Name: Dominic Yung
Title: Director

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PNC Bank, National Association, as a Lender

By: /s/ AMY TALIA
Name: Amy Tallia
Title: SVP

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ CHRISTIAN PELLICCI
Name: Christian Pellicci
Title: Assistant Vice President

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ING CAPTIAL LLC, as a Lender

By: /s/ TIM VAN DEN BERG
Name: Tim van den Berg
Title: Director

By: /s/ STEPHEN FARRELLY
Name: Stephen Farrelly
Title: Managing Director

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Regions Bank, as a Lender

By: /s/ JOHN LEVESQUE
Name: John Levesque
Title: Managing Director

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MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ RIKIN PANDYA
Name: Rikin Pandya
Title: Authorized Signatory

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UBS AG, Stamford Branch, as a Lender

By: /s/ Peter Hazoglou
Name: Peter Hazoglou
Title: Authorized Signatory

By: /s/ ANTHONY N. JOSPEH
Name: Anthony N. Joseph
Title: Associate Director